UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2010.

Vision-Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 365-0600

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

Supply Agreement

On September 22, 2010, Vision-Sciences, Inc. (“VSI ”) entered into a Supply Agreement (the “Agreement”) with Stryker Corporation, acting through its Stryker Endoscopy division  (“Stryker”).  The Agreement shall extend, with respect to each product under the Agreement (collectively, the “Products”), for a period of three years following the launch date of such Products, unless terminated earlier in accordance with the terms of the Agreement.  Under the Agreement, VSI will become the exclusive supplier to Stryker, of Stryker-branded flexible video and fiber cystoscopes.  These cystoscopes will employ VSI’s patented slide-on EndoSheath® technology. Vision-Sciences will also supply Stryker with flexible ureteroscopes upon launch of this product line.

Under the terms of the agreement, Stryker will pay VSI a prepayment of $5 million, of which $2.5 million is due at signing, and $2.5 million is due on or before March 31, 2011. VSI will apply the payments to amounts due from Stryker for purchases of Products.  Stryker will thereafter continue to pay VSI for Products supplied.  The purchase price for the Products will be based on VSI’s cost to manufacture plus a margin specified in the Agreement.  In the event any prepayment is not exhausted at the expiration or termination of the Agreement, VSI shall be required to refund Stryker all of such unused amounts.

Stryker will initially have the exclusive rights in North and Latin America, South America, China and Japan to distribute all Products.  From and after the date that is one year from the commercial launch of the initial Product, Stryker will have exclusivity in the rest of the world.

The Agreement is terminable upon breach or bankruptcy events or at Stryker’s option, upon a change in control of VSI.

The Agreement contains customary representations and warranties and covenants. Each party has agreed to indemnify the other party for damages arising for any breach of any of the representations or warranties or covenants or obligations in the Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1
Supply Agreement dated September 22, 2010 between Vision-Sciences, Inc. and Stryker Corporation.  Confidential portions of this exhibit have been omitted pending a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Such confidential portions have been confidentially submitted separately to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vision-Sciences, Inc. (Registrant)
September 28, 2010 (Date)	/s/ KATHERINE WOLF Chief Financial Officer & EVP, Corporate Development

EXHIBIT INDEX

Exhibit 10.1
Supply Agreement dated September 22, 2010 between Vision-Sciences, Inc. and Stryker Corporation.  Confidential portions of this exhibit have been omitted pending a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Such confidential portions have been confidentially submitted separately to the Securities and Exchange Commission.

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